UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 13, 2019
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2019, Sinclair Television Group, Inc. ("STG"), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the "Company"), entered into Incremental Loan Amendment No. 2 (the "Loan Amendment") to the Sixth Amended and Restated Credit Agreement, dated as of July 31, 2014, as amended (the "Bank Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto (the "Guarantors") and the lenders and other parties thereto.

Pursuant to the Loan Amendment, STG raised Incremental Term Loans (as defined in the Bank Credit Agreement) in an aggregate principal amount of $600 million (the "Tranche B-2b Term Loans"). The Tranche B-2b Term Loans mature in September 2026. The Tranche B-2b Term Loans were issued at 99.50% of par and bear interest at LIBOR plus 2.50%. The proceeds from the Tranche B-2b Term Loans were used, together with cash on hand, to redeem $600 million aggregate principal amount of STG's 5.375% Senior Notes, due 2021 on August 13, 2019, at par value.

The Bank Credit Agreement contains certain (i) restrictive covenants, including, but not limited to, restrictions on indebtedness, liens, payments, investments, mergers, consolidations, liquidations and dissolutions, acquisitions, sales and other dispositions of assets, loans and advances and affiliate transactions and (ii) a first lien indebtedness ratio covenant. The Bank Credit Agreement also continues to include affirmative covenants, representations and warranties and events of default, including certain cross-default and cross-acceleration provisions, customary for an agreement of its type, some of which have been modified by the Loan Amendment as set forth fully in Exhibit 10.1 hereto.

STG's obligations under the Bank Credit Agreement remain (i) jointly and severally guaranteed by the Guarantors, which include the Company and certain subsidiaries of the Company and (ii) secured by a first-priority lien on substantially all of the tangible and intangible assets (whether now owned or hereafter arising or acquired) of STG and the subsidiaries of STG and the Company that are Guarantors and, with respect to the Company, the capital stock of certain of its directly owned subsidiaries.

The foregoing summary does not purport to be a complete statement of the terms under the Loan Amendment or the Bank Credit Agreement and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Loan Amendment, a copy of which is attached as an exhibit to this filing, and the Bank Credit Agreement, a copy of which was filed as an exhibit to the Company's periodic report on Form 8-K filed on August 6, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Incremental Loan Amendment No. 2 to the Sixth Amended and Restated Credit Agreement, dated as of July 31, 2014, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: August 15, 2019